  As filed with the Securities and Exchange Commission on September 14, 1995

                                                  Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            NEWPARK RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                                72-1123385
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)               Identification No.)

3850 NORTH CAUSEWAY BOULEVARD, SUITE 1770
         METAIRIE, LOUISIANA                            70002
 (Address of principal executive offices)             (Zip Code)

                 AMENDED AND RESTATED NEWPARK RESOURCES, INC.
                       1988 INCENTIVE STOCK OPTION PLAN
                           (Full title of the Plan)

                           JAMES D. COLE, PRESIDENT
                            NEWPARK RESOURCES, INC.
                   3850 NORTH CAUSEWAY BOULEVARD, SUITE 1770
                           METAIRIE, LOUISIANA 70002
                    (Name and address of agent for service)

                                (504) 838-8222
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                            HOWARD Z. BERMAN, ESQ.
                             ERVIN, COHEN & JESSUP
                      9401 WILSHIRE BOULEVARD, 9TH FLOOR
                            BEVERLY HILLS, CA 90212
                                (310) 273-6333

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                  PROPOSED         PROPOSED
       TITLE OF                                   MAXIMUM          MAXIMUM
  SECURITIES TO BE           AMOUNT TO BE     OFFERING PRICE      AGGREGATE            AMOUNT OF
     REGISTERED               REGISTERED        PER UNIT(*)    OFFERING PRICE(*)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Common Stock issuable
 under the Amended and
 Restated Newpark
 Resources, Inc. 1988
 Incentive Stock Option
 Plan...................  350,000 shares**        $20.25         $7,087,500            $2,440
====================================================================================================

(*)   Calculated pursuant to Rule 457(h)(l).

(**) Represents the additional shares of Common Stock issuable as a result of the amendment of the Amended and Restated 1988 Incentive Stock Option Plan (the "1988 Plan") approved at the annual meeting of stockholders on June 28, 1995. The 650,000 shares originally authorized under the 1988 Plan have been previously registered on Forms S-8 (Registration Nos. 33-22291, 33-54060 and 33-83680).

EXPLANATORY NOTE: The shares of Common Stock being registered hereby represent the additional shares of Common Stock of Newpark Resources, Inc. ("Newpark") issuable as a result of the amendment of the Amended and Restated 1988 Incentive Stock Option Plan (the "1988 Plan") approved at the annual meeting of Newpark stockholders on June 28, 1995. The 100,000 shares originally authorized under the 1988 Plan (after giving effect to a one-for-ten reverse stock split effective July 18, 1990) have been previously registered on Form S-8 (Registration No. 33-22291), an additional 350,000 shares authorized upon the amendment and restatement of the 1988 Plan approved by the stockholders on July 16, 1992 have been previously registered on Form S-8 (Registration No. 33-54060) and an additional 200,000 shares authorized upon the amendment of the 1988 Plan approved by the stockholders on June 29, 1994 have been previously registered on Form S-8 (Registration No. 33-83680). The contents of such earlier registration statements are incorporated herein by reference.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on September 13, 1995.

                                       NEWPARK RESOURCES, INC.


                                       By     /S/ James D. Cole
                                         -----------------------------------
                                         James D. Cole, President and
                                         Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                         TITLE                   DATE
        ----------                         -----                   ----
/S/ James D. Cole            President, Chief Executive       September 13, 1995
-------------------------     Officer and Director
James D. Cole

/S/ Philip S. Sassower       Chairman of the Board            September 13, 1995
-------------------------      and Director
Philip S. Sassower

/S/ Matthew W. Hardey        Vice President of Finance        September 13, 1995
-------------------------     (Chief Financial and
Matthew W. Hardey             Accounting Officer)

                   (Signatures continued on following page)

        SIGNATURES                         TITLE                   DATE
        ----------                         -----                   ----
/S/ Dibo Attar               Director                         September 13, 1995
-------------------------
Dibo Attar

/S/ Wm. Thomas Ballantine    Director                         September 13, 1995
-------------------------
Wm. Thomas Ballantine

/S/ W.W. Goodson             Director                         September 13, 1995
-------------------------
W.W. Goodson

/S/ Dr. Alan J. Kaufman      Director                         September 13, 1995
-------------------------
Dr. Alan J. Kaufman

/S/ R. Michael Still         Director                         September 13, 1995
-------------------------
R. Michael Still

/S/ James H. Stone           Director                         September 13, 1995
-------------------------
James H. Stone

                                  EXHIBIT INDEX

EXHIBIT                                                      SEQUENTIALLY
NUMBER                        DESCRIPTION                    NUMBERED PAGE
-------                       -----------                    -------------
 5.1                 Opinion of Ervin, Cohen & Jessup.

23.1                 Consent of Deloitte & Touche LLP.

23.2                 Consent of Ernst & Young LLP.

23.3                 Consent of Ervin, Cohen & Jessup
                     (included in Exhibit 5.1).

24.1                 Powers of Attorney (included on pages
                     II-5 and II-6 hereof).